UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 25, 2011
CALAVO GROWERS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: (805) 525-1245
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Summary
     Calavo Growers, Inc. (“Calavo” or “we”), CG Mergersub LLC (“Newco”), Renaissance Food Group, LLC (“RFG”) and Liberty Fresh Foods, LLC, Kenneth Catchot, Cut Fruit, LLC, James Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and RFG Nominee Trust (collectively, the “Sellers”) entered into an Agreement and Plan of Merger dated May 25, 2011 (the “Acquisition Agreement”), which sets forth the terms and conditions pursuant to which Calavo proposes to acquire a 100 percent ownership interest in RFG. Pursuant to the Acquisition Agreement, Newco, a newly formed Delaware limited liability company and wholly-owned subsidiary of Calavo, will merge with and into RFG, with RFG as the surviving entity. RFG is a fresh-food company that produces, markets, and distributes nationally a portfolio of healthy, high quality lifestyle products for consumers via the retail channel. We expect to close such acquisition on June 1, 2011.
     Pursuant to the Acquisition Agreement, we agreed to pay on the closing date approximately $16 million, payable in a combination of cash and shares of unregistered Calavo common stock, as described below in greater detail. In addition, if RFG attains specified financial goals for certain 12-month periods prior to the fifth anniversary of the closing, we have agreed to pay RFG up to an additional approximate $80 million in earn-out consideration, payable in cash and shares of unregistered Calavo common stock, as described below in greater detail. As a result, if the maximum earn-out consideration is earned, the total consideration payable to RFG pursuant to the Acquisition Agreement will be approximately $100 million from the time of closing to the end of the five-year earn-out period.
     Consummation of the merger contemplated by the Acquisition Agreement is subject to various, customary closing conditions. The Acquisition Agreement contains covenants, representations and warranties of Calavo and RFG that are customary for transactions of this type. Prior to entering into the Acquisition Agreement, and other than with respect to the Acquisition Agreement, neither we, nor any of our officers, directors, or affiliates had any material relationship with RFG or the Sellers.
Consideration at close
     We have agreed to pay the Sellers at closing $15 million in cash, subject to certain adjustments, and to issue to the Sellers 43,000 shares of unregistered Calavo common stock. All of the stock consideration payable at closing will be held in escrow as security for potential closing adjustments and indemnification obligations of the Sellers.
Earn-out Consideration
     1st earn-out payment
     If RFG’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for any 12-month period commencing after the closing date and ending prior to the fifth anniversary of the closing date, is equal to or greater than $8.0 million, and RFG has concurrently reached a corresponding revenue achievement, we have agreed to pay the Sellers $5 million in cash and to issue to the Sellers 827,000 shares of unregistered Calavo common stock, representing total consideration of approximately $24 million. This represents the maximum that can be awarded pursuant to the 1st earn-out payment. In the event that the maximum EBITDA and revenue achievements have not been reached within five years after the closing date, but RFG’s 12-month EBITDA during such period equals or exceeds $6 million and RFG has concurrently reached a corresponding revenue achievement, a sliding-scale, as defined, will be used to calculate payment. The minimum amount to be paid in the sliding-scale related to the 1st earn-out payment is approximately $14 million, payable in both cash and shares of unregistered Calavo common stock. RFG has five years to achieve any consideration pursuant to the 1st earn-out payment.
     2nd earn-out payment
     Assuming that the maximum earn-out payment has been achieved in the 1st earn-out payment, if RFG’s EBITDA, for a 15-month period commencing after the closing date and ending prior to the fifth anniversary of the closing date, is equal to or greater than $15.0 million for each of the 12-month periods therein, and RFG has concurrently reached a corresponding revenue achievement, we have agreed to pay the Sellers $50 million in cash and to issue to the Sellers 434,783 shares of unregistered Calavo common stock, representing total consideration of approximately $60 million. This represents the maximum that can be awarded pursuant to the 2nd earn-out payment. In the event that the maximum EBITDA and revenue achievements have not been reached within five years after the closing date, but RFG’s 12-month EBITDA during such period equals or exceeds $10 million, and RFG has concurrently reached a corresponding revenue achievement, a sliding-scale will be used to calculate payment. The minimum amount to be paid in the sliding-scale related to the 2nd earn-out payment is approximately $27 million, payable in both cash and shares of unregistered Calavo common stock. RFG has five years to achieve any consideration pursuant to the 2nd earn-out payment.
     In connection with the Acquisition Agreement, prior to closing RFG will enter into ten year leases with the landlords of its packing facilities.
Management
     In connection with the Acquisition Agreement, certain of RFG’s key employees have agreed to enter into employment and noncompetition agreements with us, effective as of the closing date. Unless terminated earlier as provided therein, the employment agreements have a term corresponding with the earn-out payment periods described above, and provide for compensation to such employees substantially similar to the compensation of such employees prior to the merger, subject to reduction in certain events.
     The foregoing descriptions of the terms, conditions and restrictions of the Acquisition Agreement are not intended to be complete and are qualified in their entirety by the complete text of the Acquisition Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Press Release
     On May 26, 2011, Calavo issued a press release announcing the execution of the Acquisition Agreement, which is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
2.1	Agreement and Plan of Merger dated May 25, 2011 among Calavo Growers, Inc., CG Mergersub LLC, Renaissance Food Group, LLC and Liberty Fresh Foods, LLC, Kenneth Catchot, Cut Fruit, LLC, James Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and RFG Nominee Trust[1] (Certain portions of the exhibit have been omitted based upon a request for confidential treatment filed by the Registrant with the Securities and Exchange Commission. The omitted portions of the exhibit have been separately filed by the Registrant with the Securities and Exchange Commission.)

99.1	Press release dated May 26, 2011 of Calavo Growers, Inc.

1	Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Calavo will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
May 31, 2011	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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